Exhibit 99

NEWS

ANADARKO ANNOUNCES 2011 FOURTH-QUARTER

AND FULL-YEAR RESULTS

HOUSTON, Feb. 6, 2012 – Anadarko Petroleum Corporation (NYSE: APC) today announced 2011 fourth-quarter results, reporting a net loss attributable to common stockholders of $358 million, or $.72 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items decreased net income by approximately $781 million, or $1.57 per share (diluted) on an after-tax basis.(1) Cash flow from operating activities in the fourth quarter of 2011 includes a $4 billion payment to settle the BP dispute. This resulted in negative cash flow from operating activities for the fourth quarter of $2.087 billion. Discretionary cash flow for the quarter totaled $1.752 billion. (2)

For the year ended Dec. 31, 2011, Anadarko reported a net loss from continuing operations attributable to common stockholders of $2.649 billion, or $5.32 per share (diluted), and full-year 2011 cash flow from operating activities was $2.505 billion, both of which were impacted by the BP settlement and payment. Discretionary cash flow totaled $7.178 billion.

2011 OPERATIONAL HIGHLIGHTS

•	Delivered record sales volumes of 248 million BOE (barrels of oil equivalent), driven by a 10-percent year-over-year increase in liquids
•	Added 392 million BOE of proved reserves, replacing 159 percent of production
•	Achieved 80-percent success rate in offshore exploration and appraisal drilling programs
•	Established net resource potential of 500 million to 1.5 billion BOE in the Horizontal Wattenberg
•	More than tripled the original recoverable resource estimate offshore Mozambique to 15 to 30-plus trillion cubic feet (Tcf)

“During 2011, we continued to demonstrate the power of Anadarko’s capital-efficient portfolio by achieving sales volumes at the high end of guidance with capital spending at the low end of the guidance range. We also generated significant discretionary cash flow and delivered record sales volumes, strong reserve additions at very competitive costs, and a leading deepwater exploration and appraisal drilling success rate,” said Anadarko Chairman and CEO Jim Hackett. “By continuing to focus capital investments on our liquids-rich opportunities, we achieved 10-percent year-over-year growth in liquids sales volumes, highlighted by production records in the Eagleford Shale, Wattenberg field, Greater Natural Buttes area, Bone Spring and certain other U.S. onshore resource plays. We successfully unitized and sanctioned the Lucius project in the Gulf of Mexico, with anticipated first oil in 2014. Also in the Gulf, we’ve continued to advance the Caesar/Tonga development toward first oil, which is expected by mid-year 2012. Internationally, the El Merk project in Algeria is about 88-percent complete, with significant oil volumes expected near year end, and we continue to de-risk and advance growth opportunities offshore Mozambique and Ghana. The depth and performance of our portfolio continues to keep us on the path toward meeting our strategic objectives.”

2011 SALES VOLUMES AND PROVED RESERVES

Anadarko’s full-year 2011 sales volumes of natural gas, crude oil and natural gas liquids (NGLs) totaled a record 248 million BOE, or 680,000 BOE per day, which was an increase of 6 percent over full-year 2010 sales volumes of 235 million BOE. Fourth-quarter 2011 sales volumes of natural gas, crude oil and NGLs totaled 63 million BOE, or 683,000 BOE per day, a 12-percent increase over the fourth quarter of 2010.

Anadarko added 392 million BOE of proved reserves in 2011 and incurred costs of approximately $5.561 billion associated with its oil and natural gas exploration and development activities.(2) The company estimates its proved reserves at year-end 2011 totaled 2.54 billion BOE, with approximately 71 percent of its reserves in the proved developed category and approximately 29 percent categorized as proved undeveloped. At year-end 2011, Anadarko’s proved reserves were comprised of approximately 55 percent natural gas and 45 percent liquids.

2011 U.S. ONSHORE HIGHLIGHTS

Anadarko’s U.S. onshore operating areas generated an overall year-over-year increase in sales volumes of more than 11 percent, highlighted by growth of nearly 200 percent in its shale plays and record volumes in the higher-margin, liquids-rich Wattenberg, Greater Natural Buttes and Bone Spring areas. At year-end 2011, Anadarko’s shale plays accounted for more than 10 percent of the company’s total sales volumes, compared to less than 1 percent at the beginning of 2010, and represented approximately 5 percent of the company’s total proved reserves.

In November 2011, Anadarko updated the resource potential of its horizontal Niobrara and Codell opportunities in the liquids-rich Wattenberg field of northeastern Colorado. Based upon the results of this horizontal drilling program, the company announced a net resource potential within the Wattenberg field of 500 million to 1.5 billion BOE, with significant additional potential outside the field boundaries. Anadarko is currently operating five horizontal rigs in the Wattenberg field and two additional horizontal rigs that are evaluating liquids-rich opportunities in Wyoming’s Powder River Basin. To enhance the strategic alignment of its upstream and midstream assets in Colorado, Anadarko acquired the Wattenberg Plant in March 2011. This acquisition, combined with Western Gas Partners, LP’s (WES) acquisition of the Platte Valley Plant and WES’s ownership of the Fort Lupton Plant, along with other midstream assets, is enabling continued growth and value-enhancing opportunities within the Wattenberg field and greater DJ Basin.

Anadarko accelerated production growth in the liquids-rich Eagleford Shale during 2011, exiting the year with gross volumes of approximately 77,000 BOE per day in the play, with a liquids yield of more than 65 percent. The growth in this highly economic field was aided by the company’s entry into a $1.6 billion joint venture and major expansions in midstream infrastructure, and strategic service agreements.

2011 EXPLORATION HIGHLIGHTS

In 2011, Anadarko’s deepwater exploration and appraisal programs delivered an extraordinary success rate of 80 percent, with discoveries offshore Mozambique, offshore Ghana and in the Gulf of Mexico.

Through additional drilling offshore Mozambique, Anadarko and its partners’ exploration efforts more than tripled the original estimate of recoverable natural gas resources to a range of 15 to 30-plus Tcf, making this area one of the world’s most important natural gas discoveries over the last 10 years. To date, the partnership has announced a total of seven successful wells in the discovery complex located in the Offshore Area 1 of the Rovuma Basin. To commercialize the discovery area, the partnership continues to advance the development of a liquefaction facility initially designed for two, 5-million-tonne-per-annum trains.

In the Deepwater Tano Block offshore Ghana, Anadarko and its partners continued to advance the Tweneboa, Enyenra and Ntomme (TEN) complex toward a plan of development with four successful delineation wells during the year. On the adjacent West Cape Three Points Block, the partners announced three discoveries and one successful appraisal well during the year. With additional appraisal success, these discoveries have the potential to anchor new development projects on the block.

The company has resumed an active deepwater exploration and appraisal program in the Gulf of Mexico and made its first post-moratorium discovery at the Cheyenne East prospect. The well is being tied back to the Independence Hub facility, with production expected during the first quarter of 2012. In addition, Anadarko recently received the necessary permits to drill its Spartacus prospect, located near the company’s sanctioned Lucius development.

2011 FINANCIAL HIGHLIGHTS

•	Generated approximately $7.2 billion of discretionary cash flow, increasing cash flow per BOE by 26 percent over 2010 to approximately $29 per BOE
•	Removed significant uncertainty regarding future liabilities via the BP settlement
•	Received $419 million of contingent sales proceeds related to the 2008 divestiture of the Peregrino field offshore Brazil

“We generated strong discretionary cash flow of almost $7.2 billion in 2011, primarily driven by the growth of higher-margin liquids volumes,” said Hackett. “This growth resulted in the generation of $625 million in free cash flow(2)(3) during the year, even taking into account the $880 million associated with strategic acquisitions of two natural gas processing plants. We believe the depth and quality of Anadarko’s diverse portfolio will continue to provide for significant future cash generation, as well as the flexibility to prudently allocate capital during this period of low natural gas prices.

“In addition, we reached a settlement with BP over the 2010 Deepwater Horizon event, removing significant uncertainties for our stakeholders and returning investor and management focus to the value-creation opportunities in our portfolio. We look forward to updating our stakeholders regarding our capital program for 2012 and plans for value-based growth at our upcoming Investor Conference scheduled for March 13 in The Woodlands,” added Hackett.

During the quarter, Anadarko remitted approximately $4 billion to BP as part of its settlement agreement and received insurance proceeds of approximately $138 million associated with the Deepwater Horizon events. Also included in the items affecting comparability as described on page 7 of this release, the company recorded a non-cash price-related impairment of approximately $1.5 billion with no associated impact on proved reserves, and a non-cash charge of $250 million relating to the Tronox Adversary Proceeding.

OPERATIONS REPORT

For more details on Anadarko’s 2011 operations, please refer to the comprehensive report on fourth-quarter 2011 activity. The report is available at www.anadarko.com on the Investor Relations page.

CONFERENCE CALL TOMORROW AT 8 A.M. CST, 9 A.M. EST

Anadarko will host a conference call on Tuesday, February 7, at 8 a.m. Central Standard Time (9 a.m. Eastern Standard Time) to discuss fourth-quarter and year-end results. The dial-in number is 888.679.8035 in the United States or 617.213.4848 for international calls. The confirmation number is 64650969. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will also be available on the Web site for approximately 30 days following the conference call.

FINANCIAL DATA

Seven pages of summary financial data follow, including proved reserves, costs incurred and the company’s current hedge positions.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2011, the company had 2.54 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko, please visit www.anadarko.com.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP measures provide useful information for investors.

(3) Free cash flow includes a $321 million current tax benefit associated with the Deepwater Horizon settlement.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to finalize year-end reserves, drill, develop and commercially operate the drilling prospects identified in this news release, successfully plan, build and operate an LNG project, and successfully defend itself against remaining claims relating to the Deepwater Horizon event (including, but not limited to fines, penalties and punitive damages). See “Risk Factors” in the company’s 2010 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Cautionary Note to U.S. Investors: Effective Jan. 1, 2010, the United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. Anadarko uses certain terms in this news release, such as “resource potential,” “net resource potential,” “recoverable resource estimate,” “recoverable natural gas resources,” and similar terms that the SEC’s guidelines strictly prohibit Anadarko from including in filings with the SEC. U.S. investors are urged to consider closely the disclosure in Anadarko’s Form 10-K for the year ended Dec. 31, 2010, File No. 001-08968, available from Anadarko at www.anadarko.com or by writing Anadarko at: Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attn: Investor Relations. This form may also be obtained by contacting the SEC at 1-800-SEC-0330.

#        #        #

ANADARKO CONTACTS

MEDIA:

John Christiansen, john.christiansen@anadarko.com, 832.636.8736

Brian Cain, brian.cain@anadarko.com, 832.636.3404

INVESTORS:

John Colglazier, john.colglazier@anadarko.com, 832.636.2306

Clay Gaspar, clay.gaspar@andarko.com, 832.636.2541

Wayne Rodrigs, wayne.rodrigs@anadarko.com, 832.636.2305

Anadarko Petroleum Corporation

Certain Items Affecting Comparability

	00000000000	00000000000	00000000000
	Quarter Ended December 31, 2011
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Deepwater Horizon settlement and related costs	$147	$94	$0.19
Unrealized gains (losses) on derivatives, net*	151	96	0.19
Realized losses on interest rate swaps	(57)	(36)	(0.07)
Gains (losses) on divestitures, net	265	247	0.49
Impairments, including unproved properties	(1,556)	(1,012)	(2.03)
Change in uncertain tax positions (FIN48)	—	(11)	(0.02)
Tronox-related contingent loss	(250)	(159)	(0.32)
	$(1,300)	$(781)	$(1.57)

*

For the quarter ended December 31, 2011, before-tax unrealized gains (losses) on derivatives, net includes $174 million related to commodity derivatives, $(27) million related to other derivatives, and $4 million related to gathering, processing, and marketing sales.

	0000000000	0000000000	0000000000
	Quarter Ended December 31, 2010
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net*	$48	$30	$0.06
Gains (losses) on divestitures, net	17	10	0.02
Gulf of Mexico accelerated depreciation, depletion, and amortization	(19)	(12)	(0.02)
Deepwater royalty adjustments	(52)	(33)	(0.07)
Impairments, including unproved properties	(136)	(73)	(0.15)
	$(142)	$(78)	$(0.16)

*

For the quarter ended December 31, 2010, before-tax unrealized gains (losses) on derivatives, net includes $(318) million related to commodity derivatives, $371 million related to other derivatives, and $(5) million related to gathering, processing, and marketing sales.

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of cash provided by operating activities (GAAP) to discretionary cash flow from operations and free cash flow (non-GAAP), and net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management uses discretionary cash flow from operations and free cash flow to demonstrate the Company’s ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities. Management uses adjusted net income (loss) to evaluate the Company’s operational trends and performance.

	0000000000	0000000000	0000000000	0000000000
	Quarter Ended December 31,		Year Ended December 31,
millions	2011	2010	2011	2010
Net cash provided by operating activities	$(2,087)	$1,315	$2,505	$5,247
Add back:
Deepwater Horizon settlement and related costs	3,873	13	3,930	15
Change in accounts receivable	50	187	989	172
Change in accounts payable and accrued expenses	(37)	(134)	(287)	157
Change in other items—net	(47)	(70)	41	(196)
Discretionary cash flow from operations	$1,752	$1,311	$7,178	$5,395

Anadarko Petroleum Corporation

Reconciliation of GAAP to Non-GAAP Measures

	0000000000	0000000000	0000000000	0000000000
	Quarter Ended December 31,		Year Ended December 31,
millions	2011	2010	2011	2010
Discretionary cash flow from operations	$1,752	$1,311	$7,178	$ 5,395
Less: Capital expenditures*	1,942	1,277	6,553	5,169
Free cash flow	$(190)	$34	$625	$ 226

*

Includes Western Gas Partners, LP (WES) capital expenditures of $56 million and $16 million for the three months ended December 31, 2011, and 2010, respectively, and $439 million and $81 million for the year ended December 31, 2011, and 2010, respectively.

	0000000000	0000000000	0000000000	0000000000
millions except per-share amounts	Quarter Ended December 31, 2011		Quarter Ended December 31, 2010
	After	Per Share	After	Per Share
	Tax	(diluted)	Tax	(diluted)
Net income (loss) attributable to common stockholders	$(358)	$(0.72)	$111	$ 0.22
Less: Certain items affecting comparability	(781)	(1.57)	(78)	(0.16)
Adjusted net income (loss)	$423	$0.85	$189	$ 0.38

Presented below are reconciliations of costs incurred (GAAP) to oil and gas exploration and development costs (non-GAAP) and total debt (GAAP) to net debt (non-GAAP). Management believes oil and gas exploration and development costs is a more accurate reflection of the expenditures incurred during the current year, excluding certain obligations to be paid in future periods. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

Year Ended
December 31,
millions	2011
Costs incurred	$ 5,641
Asset retirement obligation liability incurred	(148)
Cash expenditures for asset retirement obligations	68
Oil and natural gas exploration and development costs	$ 5,561

millions	December 31, 2011
Total debt	$ 15,230
Less: Cash and cash equivalents	2,697
Net debt	$ 12,533

Net debt	$ 12,533
Stockholders’ equity	18,105
Adjusted capitalization	$ 30,638

Net debt to adjusted capitalization ratio	41%

Anadarko Petroleum Corporation

(Unaudited)

	$00,000,00	$00,000,00	$00,000,00	$00,000,00
	Quarter Ended		Year Ended
Summary Financial Information	December 31,		December 31,
millions except per-share amounts	2011	2010	2011	2010
Consolidated Statements of Income
Revenues and Other
Natural-gas sales	$736	$728	$3,300	$3,420
Oil and condensate sales	2,124	1,454	8,072	5,592
Natural-gas liquids sales	382	261	1,462	997
Gathering, processing, and marketing sales	298	190	1,048	833
Gains (losses) on divestitures and other, net	299	58	85	142
Total	3,839	2,691	13,967	10,984
Costs and Expenses
Oil and gas operating	263	240	993	830
Oil and gas transportation and other	258	209	891	816
Exploration	354	325	1,076	974
Gathering, processing, and marketing	201	149	791	615
General and administrative	276	281	1,060	967
Depreciation, depletion, and amortization	928	869	3,830	3,714
Other taxes	360	259	1,492	1,068
Impairments	1,487	69	1,774	216
Deepwater Horizon settlement and related costs	(147)	13	3,930	15
Total	3,980	2,414	15,837	9,215
Operating Income (Loss)	(141)	277	(1,870)	1,769
Other (Income) Expense
Interest expense	197	213	839	855
(Gains) losses on commodity derivatives, net	(245)	159	(562)	(893)
(Gains) losses on other derivatives, net	84	(371)	1,023	285
Other (income) expense, net	256	(13)	254	(119)
Total	292	(12)	1,554	128
Income (Loss) Before Income Taxes	(433)	289	(3,424)	1,641
Income Tax Expense (Benefit)	(94)	160	(856)	820
Net Income (Loss)	$(339)	$129	$(2,568)	$821
Net Income Attributable to Noncontrolling Interests	19	18	81	60
Net Income (Loss) Attributable to Common Stockholders	$(358)	$111	$(2,649)	$761
Per Common Share:
Net income (loss) attributable to common stockholders—basic	$(0.72)	$0.22	$(5.32)	$1.53
Net income (loss) attributable to common stockholders—diluted	$(0.72)	$0.22	$(5.32)	$1.52
Average Number of Common Shares Outstanding—Basic	498	496	498	495
Average Number of Common Shares Outstanding—Diluted	498	498	498	497

Exploration Expense
Dry hole expense	$79	$55	$154	$202
Impairments of unproved properties	123	154	471	480
Geological and geophysical expense	94	52	246	103
Exploration overhead and other	58	64	205	189
Total	$354	$325	$1,076	$974

Anadarko Petroleum Corporation

(Unaudited)

	$000,000,000,	$000,000,000,	$000,000,000,	$000,000,000,
	Quarter Ended		Year Ended
Summary Financial Information	December 31,		December 31,
millions	2011	2010	2011	2010
Cash Flows from Operating Activities
Net income (loss)	$(339)	$129	$(2,568)	$821
Depreciation, depletion, and amortization	928	869	3,830	3,714
Deferred income taxes	(266)	19	(1,461)	(123)
Dry hole expense and impairments of unproved properties	202	209	625	682
Impairments	1,487	69	1,774	216
(Gains) losses on divestitures, net	(265)	(17)	(22)	(29)
Unrealized (gains) losses on derivatives, net	(151)	(48)	616	(114)
Deepwater Horizon settlement and related costs*	(147)	13	3,930	15
Other	303	68	454	213
Discretionary Cash Flow from Operations	1,752	1,311	7,178	5,395
Deepwater Horizon settlement and related costs	(3,873)	(13)	(3,930)	(15)
(Increase) decrease in accounts receivable	(50)	(187)	(989)	(172)
Increase (decrease) in accounts payable and accrued expenses	37	134	287	(157)
Other items—net	47	70	(41)	196
Net Cash Provided by Operating Activities	$(2,087)	$1,315	$2,505	$5,247

Capital Expenditures	$1,942	$1,277	$6,553	$5,169

*	Deepwater Horizon settlement and related costs are excluded from discretionary cash flow from operations.

	December 31,	December 31,
millions	2011	2010
Condensed Balance Sheets
Cash and cash equivalents	$2,697	$3,680
Other current assets	4,234	2,995
Net properties and equipment	37,501	37,957
Other assets	1,516	1,616
Goodwill and other intangible assets	5,831	5,311
Total Assets	$51,779	$51,559
Current debt	$170	$291
Other current liabilities	4,729	3,823
Long-term debt	15,060	12,722
Other long-term liabilities	12,837	13,284
Stockholders’ equity	18,105	20,684
Noncontrolling interests	878	755
Total Liabilities and Equity	$51,779	$51,559
Capitalization
Total debt	$15,230	$13,013
Stockholders’ equity	18,105	20,684
Total	$33,335	$33,697
Capitalization Ratios
Total debt	46%	39%
Stockholders’ equity	54%	61%

Anadarko Petroleum Corporation
(Unaudited)
Sales Volumes and Prices
	Average Daily Volumes			Sales Volumes			Average Sales Price
	Natural Gas MMcf/d	Crude Oil & Condensate MBbls/d	NGLs MBbls/d	Natural Gas Bcf	Crude Oil & Condensate MMBbls	NGLs MMBbls	Natural Gas Per Mcf	Crude Oil & Condensate Per Bbl	NGLs Per Bbl
Quarter Ended December 31, 2011
United States	2,328	129	75	214	12	7	$3.43	$100.32	$55.29
Algeria		60			6			111.29
Other International		31			2			110.98

Total	2,328	220	75	214	20	7	$3.43	$104.82	$55.29

Quarter Ended December 31, 2010
United States	2,139	122	57	197	11	5	$3.70	$78.55	$49.31
Algeria		51			5			88.51
Other International		21			2			82.79

Total	2,139	194	57	197	18	5	$3.70	$81.64	$49.31

Year Ended December 31, 2011
United States	2,334	132	74	852	48	27	$3.87	$97.70	$53.95
Algeria		57			21			108.74
Other International		28			10			110.12

Total	2,334	217	74	852	79	27	$3.87	$102.24	$53.95

Year Ended December 31, 2010
United States	2,272	130	63	829	48	23	$4.12	$74.96	$43.07
Algeria		55			20			79.00
Other International		16			6			76.89

Total	2,272	201	63	829	74	23	$4.12	$76.22	$43.07

	Average Daily Volumes MBOE/d	Sales Volumes MMBOE
Quarter Ended December 31, 2011	683	63
Quarter Ended December 31, 2010	608	56

Year Ended December 31, 2011	680	248
Year Ended December 31, 2010	643	235

Sales Revenue and Commodity Derivatives
	Sales			Commodity Derivatives Gain (Loss)
		Crude Oil &		Natural Gas		Crude Oil & Condensate		NGLs
millions	Natural Gas	Condensate	NGLs	Realized	Unrealized	Realized	Unrealized	Realized	Unrealized
Quarter Ended December 31, 2011
United States	$736	$1,190	$382	$73	$246	$(2)	$(57)	$—	$(15)
Algeria		614				—	—
Other International		320

Total	$736	$2,124	$382	$73	$246	$(2)	$(57)	$—	$(15)

Quarter Ended December 31, 2010
United States	$728	$879	$261	$176	$(169)	$(19)	$(140)	$—	$—
Algeria		418				2	(9)
Other International		157

Total	$728	$1,454	$261	$176	$(169)	$(17)	$(149)	$—	$—

Year Ended December 31, 2011
United States	$3,300	$4,667	$1,462	$288	$192	$(58)	$131	$(1)	$4
Algeria		2,258				(3)	9
Other International		1,147

Total	$3,300	$8,072	$1,462	$288	$192	$(61)	$140	$(1)	$4

Year Ended December 31, 2010
United States	$3,420	$3,556	$997	$513	$353	$(23)	$37	$—	$—
Algeria		1,582				8	5
Other International		454

Total	$3,420	$5,592	$997	$513	$353	$(15)	$42	$—	$—

Anadarko Petroleum Corporation

Estimated Year-End Proved Reserves 2009 - 2011

MMBOE	2011	2010	2009
Proved Reserves
Beginning of year	2,422	2,304	2,277
Reserves additions and revisions
Discoveries and extensions	174	83	70
Infill-drilling additions	203	312	212

Drilling related reserves additions and revisions	377	395	282
Other non-price related revisions	7	(66)	—
Acquisition of proved reserves in place	—	1	32
Price-related revision	8	29	(39)

Total reserves additions and revisions	392	359	275
Sales in place	(29)	(6)	(24)
Production	(246)	(235)	(224)

End of year	2,539	2,422	2,304

Proved Developed Reserves
Beginning of year	1,673	1,624	1,600

End of year	1,811	1,673	1,624

Anadarko Petroleum Corporation Commodity Hedge Positions (Excluding Natural Gas Basis) As of February 6, 2012
	Volume (thousand MMBtu/d)		Weighted Average Price per barrel
		Fixed Price	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Fixed Price - Financial
2012	1,000	$4.69

Three-Way Collars
2013	450		$4.00	$5.00	$ 6.57

			Weighted Average Price per barrel
	Volume (MBbls/d)	Fixed Price	Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Fixed Price - Financial
2012 (February - December)
Brent	40	$110.10
WTI	20	$101.39

	60	$107.19

Three-Way Collars
2012	2		$35.00	$50.00	$ 92.50

Interest Rate Derivatives
As of February 6, 2012

Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received

Swap	$250 Million	Oct. 2012	Oct. 2022	4.91%	3M LIBOR
Swap	$750 Million	Oct. 2012	Oct. 2042	4.80%	3M LIBOR
Swap	$750 Million	June 2014	June 2024	6.00%	3M LIBOR
Swap	$1,100 Million	June 2014	June 2044	5.57%	3M LIBOR